AMENDMENT NO. 2
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                            DATED AS OF JUNE 13, 1997

         Amendment No. 2 (this "Amendment") dated as of June 13, 1997 to the Revolving Credit and Term Loan Agreement, dated as of August 22, 1995 (as amended and in effect from time to time, the "Credit Agreement"), by and among HERFF JONES, INC. (the "Borrower"), an Indiana corporation having its principal place of business at 4501 West 62nd Street, Indianapolis, IN 46268, and BANKBOSTON, N.A., (formerly known as "The First National Bank of Boston") a national banking association and the other financial institutions listed on
Schedule 1 thereto and BANKBOSTON, N.A. (formerly known as "The First National Bank of Boston") as agent (the "Agent") for itself and such other financial institutions. Terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement.

         WHEREAS, the Borrower has requested that the Banks amend certain terms and conditions of the Credit Agreement and the Banks, subject to the terms and conditions set forth below, have agreed to amend the Credit Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises, on the terms and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

         ss.1.      Amendments to the Credit Agreement.

         (a) Section 4.3. Section 4.3 is hereby amended by deleting ss.4.3(b) in its entirety and renumbering the current "ss.4.3(c)" to read "ss.4.3(b)".

         (b) Section 10.11. Section 10.11 is hereby amended and restated in its entirety to read as follows:

         "ss.10.11. Permitted Transactions. The Borrower may make Investments (in addition to the Investments permitted pursuant to ss.10.3(a) through 10.3(j)), Distributions (in addition to Distributions permitted pursuant to ss.10.4(i) through 10.4(lv)) and prepayments, repurchases, or redemptions of the Senior Subordinated Notes after the Closing Date so long as such amounts do not exceed in the aggregate (i) fifty percent (50%) of the aggregate amount of any positive Excess Cash Flow from and after June 30, 1996, minus (ii) the aggregate amount of any negative Excess Cash Flow from and after June 30, 1996. In addition, and notwithstanding the foregoing, the Borrower may make prepayments, repurchases or redemptions of the Senior Subordinated Notes up to an aggregate amount of $20,000,000 of face value, plus any prepayment penalties or premiums required to be paid or accrued in connection with such prepayment, repurchase or redemption of the Senior Subordinated Note s (which amounts will be excluded from the calculation in the previous sentence) so long as after any such prepayments, repurchases, or redemptions by the Borrower, the Borrower shall have a minimum borrowing availability under the Revolving Credit Loans of $5,000,000."


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         ss.2.  Affirmation  and  Acknowledgment  of the Borrower.  The Borrower
hereby ratifies and confirms all of its Obligations to the Banks and the Borrower hereby affirms its absolute and unconditional promise to pay to the Banks the Loans and all other amounts due under the Credit Agreement, as amended hereby.

         ss.3. Representation and Warranties. The Borrower represents and warrants to each of the Banks and the Agent as follows:

         ss.3.01 Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement
(i) were true and correct when made and (ii) after giving effect to this Amendment, continue to be true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement, as amended hereby, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

         ss.3.02 Authority. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its agreements and obligations under this Amendment are within its corporate authority, have been duly authorized by all necessary corporate action and do not and will not (i) contravene any provision of its charter documents or any amendment thereof, (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of its property under any agreement, deed of trust, indenture, mortgage or other instruments to which it is a party or by which any of its properties are bound including, without limitation, any of the Loan Documents, (iii) violate or contravene any provision of any law, statute, rule or regulation to which the Borrower is subject or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official applicable to the Borrower, (iv) require any waivers, consents or approvals by any of its creditors which have not been obtained, or (v) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any law, except those actions which have been taken or will be taken prior to the date of execution of this Amendment.

         ss.3.03 Enforceability of Obligations. This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and (ii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.


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         ss.4. Condition to Effectiveness. This Amendment shall become effective as of the date hereof subject to the receipt by the Agent of duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of each of the Borrower, and all of the Banks.

         ss.5.      Miscellaneous Provisions.

                  ss.5.01. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby shall continue in full force and effect.

                  ss.5.02. THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

                  ss.5.03. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

                  ss.5.04. The Borrower agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with this Amendment (including reasonable legal fees).



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         IN WITNESS  WHEREOF,  the  undersigned  have duly  executed this Credit
Agreement as a sealed instrument as of the date first set forth above.

                                     HERFF JONES, INC.


                                        By: /s/ Lawrence F. Fehr
                                            ------------------------------------
                                            Name: Lawrence F. Fehr
                                            Title: Vice President-Finance &
                                                   Chief Financial Office


                                     BANKBOSTON, N.A., individually
                                          and as Agent

                                       By: /s/ Mark Gertrof
                                           ------------------------------------
                                      Name: Mark Gertrof
                                     Title: Director


                                     ABN AMRO BANK N.V.

By: /s/ David E. Collignon             By: /s/ Amy E. Lauterjung
----------------------------               ----------------------------
Name: David E. Collignon                   Name: Amy E. Lauterjung
Title: Vice President                      Title: Assistant Vice President


                                     THE BANK OF NEW YORK


                                       By: /s/ John R. Ciulla
                                           ------------------------------------
                                      Name: John R. Ciulla
                                     Title: Assistant Vice President


                                     HARRIS TRUST AND SAVING BANK


                                       By: /s/ Peter Krawchuk
                                           ------------------------------------
                                      Name: Peter Krawchuk
                                     Title: Vice President


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                                     NATIONAL CITY BANK


                                       By: /s/ Randy J. Collier
                                           ------------------------------------
                                      Name: Randy J. Collier
                                     Title: Vice President


                                     KEYBANK National Association


                                       By: /s/ Frank J. Jancar
                                           ------------------------------------
                                      Name: Frank J. Jancar
                                     Title: Vice President


                                     BANK OF AMERICA ILLINOIS


                                       By: /s/ Michael G. Healy
                                           ------------------------------------
                                      Name: Michael G. Healy
                                     Title: Vice President